Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

Securities Purchase Agreement (this “Agreement”) between One Horizon Group, Inc., a Delaware corporation (the “Company”), and the purchaser whose name appears on the signature page hereof (the “Purchaser”).

Preliminary Statement

The Company is offering up to nine million five hundred thousand (9,500,000) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for a purchase price of Fifteen Cents ($.15) per share (the “Offering”).

The Shares are only being offered to non-“U.S. Persons,” as defined in Rule 902(k) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to ‘accredited investors,” as defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act (“Regulation D”), pursuant to Rule 506 of Regulation D and Section 4(a)(2).

The Offering will commence on November 8, 2018, and terminate on the close of business on November 15, 2018 (the “Offering Period”). The Company may hold one or more closings at any time during the Offering Period (each a “Closing”) until the termination or expiration of the Offering Period.

Purchaser desires to purchase, and the Company is willing to sell to the Purchaser, upon the terms and conditions stated in this Agreement, the number of Shares set forth on the signature page hereof (the “Purchased Shares”), for the purchase price set forth thereon (the “Purchase Price”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

PURCHASE AND SALE

1.1       Purchase of the Shares. Subject to the terms and conditions of this Agreement, the Purchaser intends to be legally bound and the Company agrees to issue the Purchased Shares against its receipt of the Purchase Price for the Purchased Shares.

1.2       Deliveries. At each Closing, the Purchaser will deposit the Purchase Price for the Purchased Shares to an account designated by the Company by wire transfer of immediately available funds. The Company will deliver to the Purchaser certificates and/or Direct Registration Statements representing the Purchased Shares against the Company’s receipt of the Purchase Price.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser as follows:

2.1        Organization; Good Standing; and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The shares of the Company’s Common Stock are currently traded on NASDAQ.

2.2        Authorization. The Company possesses the legal right and capacity to execute, deliver and perform this Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s certificate of incorporation or bylaws. The Company has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement and the issuance of the Purchased Shares, and the Company has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.3        Issuance of the Purchased Shares. The Purchased Shares, when issued against payment of the Purchase Price, will be duly authorized, and duly and validly issued, fully paid and non-assessable, free and clear of all security interests, liens, encumbrances and other restrictions, other than restrictions on transfer provided for under the Securities Act and in this Agreement.

2.4        SEC Filings; Financial Statements.

(a)        There has been available on the SEC EDGAR website, copies of each report, registration statement and definitive proxy statement filed by Company with the SEC since at least January 1, 2017 (the “Company SEC Reports”), which are all the forms, reports and documents filed by Company with the SEC from January 1, 2017 to the date of this Agreement. As of their respective dates, the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports; and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

2.5        Information. The information concerning the Company set forth in this Agreement and the Company SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

3.1       Incorporation; Authority. Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its or his obligations hereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser. This Agreement, when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it or him in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2       Own Account. Purchaser understands that the Purchased Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Purchased Shares as principal for its own account and not with a view to or for distributing or reselling the Purchased Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Purchased Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of Purchased Shares in violation of the Securities Act or any applicable state securities law. Purchaser is acquiring the Purchased Shares hereunder in the ordinary course of its business.

3.3       Purchaser Status. At the time Purchaser was offered the Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a non- “U.S. Person” as defined in Rule 902(k) of Regulation S under the Securities Act and that all negotiations with respect to the Purchased Shares occurred outside the United States.

3.4 Experience of Purchaser. Purchaser, either alone or together with its or his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares. Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

3.5 General Solicitation. Purchaser is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.6        Access to Information. Purchaser acknowledges that it or he has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares and the merits and risks of investing in the securities of the Company; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company owns or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)       The Purchased Shares only may be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Purchased Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an “affiliate” (as defined in Rule 405 of the Securities Act) of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Purchased Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)       The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Purchased Shares in the following form:

If the Purchaser is an “accredited investor”:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

If the Purchaser is a non- “U.S. Person”:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.2       Use of Proceeds. The Company shall use the net proceeds from the sale of the Purchased Shares hereunder for working capital purposes.

4.3       Registration. The Company hereby agrees to file a registration statement under the Securities Act for the resale of the Purchased Shares and any other securities issued upon conversion or exchange or otherwise in respect thereof, including without limitation pursuant to any stock dividend, stock split, merger, consolidation or other recapitalization transaction (collectively, the “Registrable Securities”), in accordance with Appendix A annexed hereto not more than fifteen (15) days after the date of the first Closing and not more than fifteen (15) days after the date of any subsequent Closing(s).

4.4       Indemnification.

(a)        The Company agrees to indemnify and hold harmless Purchaser and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Purchaser’s purchase of the Purchased Shares pursuant to the terms of this Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, or the enforcement by Purchaser of its rights under this Agreement, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the willful misconduct of the Indemnified Party seeking indemnification hereunder.

(b)       These indemnification provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Purchaser, its present and former affiliated entities, partners, employees, legal counsel, agents, advisors and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents, advisors and controlling persons of any of them and any assigns. These indemnification provisions shall be in addition to any liability that the Company may otherwise have to any Indemnified Party.

(c)        If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by them. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the written consent of the Company. The Company shall not, without the prior written consent of Purchaser, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim; and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

(d)        In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject: (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand; and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions that resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the purchase price for the Purchased Shares.

(e)        The indemnification provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives and shall remain operative and in full force and effect after the Closing and for the maximum time period allowable under applicable law.

ARTICLE V.
MISCELLANEOUS

5.1        Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before any Closing, waive any conditions to its obligations that are unfulfilled.

5.2       Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon them and their respective their heirs, executors, administrators, successors, legal representatives and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

5.3        Assignment; Delegation. No party to this Agreement may assign its rights or delegate its obligations hereunder without the prior written consent of all of the other parties.

5.4        Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements, statements, representations or promises, oral and written, among the parties hereto with respect to the subject matter hereof.

5.5        Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, prepaid, with a recognized international courier service, (b) delivered personally, (c) upon the expiration of twenty four (24) hours after transmission, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of each facsimile promptly shall be sent as provided in clause (a), in each case to the parties at their respective addresses set forth below their signatures to this Agreement (or at such other address for a party as shall be specified by like notice; provided that the notices of a change of address shall be effective only upon receipt thereof).

5.6        Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY BREACH OR ALLEGED BREACH HEREOF.

5.7        Severability. If any term or provision of this Agreement shall to any extent be finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law, provided that as so enforced, each of the parties receives substantially all of the benefits contemplated hereby.

5.8       Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

[signature page is on the following page]

IN WITNESS WHEREOF, the undersigned, being duly authorized, have caused this Agreement to be duly executed as of the 15 day of November, 2018.

ONE HORIZON GROUP, INC.

By:	/s/ Martin Ward
Name: Martin Ward
Title: Chief Financial Officer

BK CONSULTING GROUP, LLC (“Purchaser”)

By:	/s/ Brian Kantor
Name: Brian Kantor
Title: Manager

Number of Purchased Shares: 4,750,000

Purchase Price: $712,500

Appendix A

REGISTRATION RIGHTS

(a)  As used in this Appendix A the following capitalized terms used without definition shall have the meanings assigned to them below:

1.	“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant hereto, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law based upon, or arising out of, any of such party’s obligations arising hereunder.

2.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time-to-time, and the rules and regulations promulgated thereunder.

3.	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

4.	“Registrable Securities” means the Purchased Shares or other securities issued upon conversion or exchange or otherwise in respect thereof, including without limitation pursuant to any stock dividend, stock split, merger, consolidation or other recapitalization transaction.

5.	“SEC” means the Securities and Exchange Commission.

6.	“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as in effect from time-to-time.
7.	“Securities Act” means the Securities Act of 1933, as amended from time-to-time, and the rules and regulations promulgated thereunder.

8.	“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and the fees and expenses of counsel to the Buyer.

(b) Not later than fifteen (15) days after the date of the first Closing or any subsequent Closing, the Company will file a registration statement under the Securities Act for the resale of the Registrable Securities by the Purchaser on Form S-3, or if the Company does not then qualify to use Form S-3, Form S-1 or such other form as it is then eligible to use for the resale of the Registrable Securities (the “Registration Statement”) and shall use its reasonable commercial efforts to have the Registration Statement declared effective by the SEC and maintain the effectiveness of the Registration Statement until all of the Registrable Securities have been sold or are eligible for sale pursuant to Rule 144 without restriction. The Company shall furnish the Purchaser with a copy of the prospectus included in the Registration Statement at the time it is declared effective and any amendments or supplements thereto. The Company shall notify Purchaser of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided that the Company may postpone for up to ninety (90) days the delivery of any such supplement or amendment if the Company’s Board of Directors determines in good faith that disclosure of the new information to be contained therein would reasonably be expected to have a material adverse effect on (i) any proposal or plan by the Company or any of its affiliates to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; or (ii) any pending or threatened litigation to which the Company is, or is threatened to be made, a party.

As a condition to the registration of the Registrable Securities, the Purchaser shall furnish the Company and its counsel with such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as is reasonably required to file the Registration Statement and cause the timely registration of the Registrable Securities.

The Company shall pay all expenses (other than Selling Expenses), and stock transfer taxes applicable to the sale of the Registrable Securities, and the fees and expenses of counsel to the Purchaser) incurred in connection with the registration of the Registrable Securities, including all registration, filing and accounting fees, and fees and disbursements of counsel for the Company.

(c)(1) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, and the partners, members, officers, directors, and shareholders of the Purchaser, and each Person, if any, who controls the Purchaser, against any Damages, and the Company will pay to the Purchaser, controlling Person, or other aforementioned Person any legal fees and other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that such indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

 (c)(2) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel for the Company, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser expressly for use in connection with such registration; and the Purchaser will pay to the Company and each other aforementioned Person any legal fees and other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that such indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Purchaser by way of such indemnity exceed the Purchase Price.

  (c)(3) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one (1) counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party, except to the extent, and only to the extent, that such failure actually and materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than as provided herein.

  (c)(4) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Appendix A but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Appendix A provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Appendix A, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the aggregate amounts payable by the Purchaser by way of indemnity or contribution exceed the Purchase Price.

(d) The obligations of the Company and the Purchaser under this Appendix A shall survive the completion of any offering of the Registrable Securities in a registration under this Appendix A, and otherwise shall survive the termination of this Agreement for the maximum time period allowable under applicable law.